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                                                                  EXHIBIT (e)(2)

AIG LIFE INSURANCE COMPANY
P.O. Box 667  Wilmington, DE  19899-0667

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                                                      EXECUTIVE ADVANTAGE(SM)

PLEASE PRINT ALL ANSWERS                  SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE
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
 1. Proposed  Last Name             First Name       Middle Initial       2.  Date of Birth       3.  Social Security Number
    Insured   _____________________________________________________       ______________________  __________________________

 4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)
       Guaranteed Account                                      _______ %
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       ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC
       Growth Portfolio                                        _______ %
       Growth & Income Portfolio                               _______ %
       Americas Government Income Portfolio                    _______ %
       Premier Growth Portfolio                                _______ %
       Quasar Portfolio                                        _______ %

       AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
       VP Income & Growth Portfolio                            _______ %
       VP International Portfolio                              _______ %

       CREDIT SUISSE TRUST
       Emerging Growth Portfolio                               _______ %
       Emerging Markets Portfolio                              _______ %
       Global Post-Venture Capital Portfolio                   _______ %
       International Focus Portfolio                           _______ %
       Large Cap Value Portfolio                               _______ %
       Small Cap Growth Portfolio                              _______ %

       FIDELITY VARIABLE INSURANCE PRODUCTS FUND
       VIP Balanced Portfolio                                  _______ %
       VIP Contrafund Portfolio                                _______ %
       VIP Index 500 Portfolio                                 _______ %

       FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
       Developing Markets Securities Fund - Class 2            _______ %
       Growth Securities Fund - Class 2                        _______ %
       Foreign Securities Fund - Class 2                       _______ %

       GOLDMAN SACHS ASSET MANAGEMENT L.P.
       CORE U.S. Equity Fund                                   _______ %
       International Equity Fund                               _______ %

       J.P. MORGAN SERIES TRUST II
       Mid Cap Value Portfolio                                 _______ %
       Small Company Portfolio                                 _______ %

       MERRILL LYNCH VARIABLE SERIES FUNDS, INC.
       Merrill Lynch Basic Value V.I. Fund                     _______ %
       Merrill Lynch Fundamental Growth V.I. Fund              _______ %
       Merrill Lynch Government Bond V.I. Fund                 _______ %
       Merrill Lynch Small Cap Value V.I. Fund                 _______ %

       MORGAN STANLEY UNIVERSAL INSTITUTIONAL FUNDS
       Emerging Markets Equity Portfolio Class 1               _______ %
       Core Plus Fixed Income Portfolio Class 1                _______ %
       High Yield Portfolio Class 1                            _______ %
       Mid Cap Growth Portfolio Class 1                        _______ %
       Mid Cap Value Portfolio Class 1                         _______ %
       Money Market Portfolio Class 1                          _______ %
       Technology Portfolio Class 1                            _______ %

       NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
       AMT Partners Portfolio                                  _______ %

       PIMCO VARIABLE INSURANCE TRUST
       High Yield Portfolio                                    _______ %
       Long-Term U.S. Government Portfolio                     _______ %
       Real Return Portfolio                                   _______ %
       Short-Term Portfolio                                    _______ %
       Total Return Bond Portfolio                             _______ %

       VANGUARD VARIABLE INSURANCE FUND
       Total Bond Market Index Portfolio                       _______ %
       Total Stock Market Index Portfolio                      _______ %

       VALIC COMPANY I
       International Equities Fund                             _______ %
       Mid Cap Index Fund                                      _______ %
       Small Cap Index Fund                                    _______ %

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
5.     Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Morgan Stanley Money Market Fund.         YES   NO
       If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                  [ ]   [ ]

6.     (a) Did the Owner receive current prospectuses?                                                             [ ]   [ ]
       (b) Does the Owner understand that:
              The death benefit may increase or decrease depending on investment performance?                      [ ]   [ ]
              The cash value may increase or decrease depending on investment performance?                         [ ]   [ ]
              The Certificate will lapse if the cash surrender value becomes insufficient to cover the
              total monthly deductions?                                                                            [ ]   [ ]
       (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?        [ ]   [ ]
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14GVSUP997, page 1 of 2

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
 7. Suitability     What is the Owner's:     Approximate net worth     ________________
                                             Income earned             ________________
                                             Income unearned           ________________
                                             Number of dependents      ________________
                                             Marginal tax bracket      ________________
Investment Objective(s)(check all that apply):  Growth ______ Growth and Income ______ Income ______ Capital Appreciation ________
Speculation
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I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on ______________________, 20____
                                                ------------------------------
                                                Signature of Owner

at __________________, State of ____________


---------------------------------------         -------------------------------
Signature of Soliciting Agent                   Signature of Proposed Insured if
                                                not Owner
                                                (Parent if Proposed Insured is
                                                Age 15 or less)

14GVSUP997, page 2 of 2